EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our audit report dated July 13, 2016, relating to the financial statements of Retirement Savings Plan for Employees of Seacoast National Bank for the year ended December 31, 2015, which appears in this Annual Report on Form 11-K in the following Registration Statements:

•	Registration Statement No. 333-198682 on Form S-8 and
•	Registration Statement No. 33-22846 on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Carr, Riggs & Ingram, LLC

Orlando, Florida

June 28, 2017